Exhibit 99.1

Sientra Reports First Quarter 2018 Financial Results

Achieves Highest Net Sales in Company’s History

Received FDA Approval of PMA Supplement

Launched OPUS™ Branded Breast Products and miraDry fresh™ Enhanced Protocol

Completed Upsized Follow-on Public Offering of Common Stock for

Net Proceeds of Approximately $108 Million

Santa Barbara, CA – May 9, 2018 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company, today announced its financial results for the first quarter ended March 31, 2018.

Jeffrey M. Nugent, Chairman and Chief Executive Officer of Sientra, said, “We achieved the highest net revenue in the Company’s history which further reinforced our diversification strategy and will serve as the foundation for another transformational year of growth and expansion.  With the recent FDA approval of our PMA supplement, we anticipate that the commercialization of our OPUS-branded silicone breast implants with strong 10-year clinical data and our new Sientra Platinum20™ warranty program will drive market share gains as we strengthen our commitment to the safety, reliability and quality of our products. We also expect that the enhanced protocol for miraDry fresh combined with our recently launched digital marketing campaign will drive meaningful contributions under an expanded commercial organization. Looking ahead, we are excited to continue leveraging our exceptional products, people, and relationships to take share across segments and drive value as a diversified global aesthetics company.”

Mr. Nugent concluded, “Over the last two years, we have successfully navigated through the key initiatives needed to put Sientra in a better position today to capture and drive market share growth.  Following a successful follow-on equity offering which generated net proceeds of approximately $108 million, the Company is now well capitalized to execute on our strategic growth initiatives.”

First Quarter 2018 Financial Review

Total net sales for the first quarter 2018 were $14.7 million, an increase of 96% compared to total net sales of $7.5 million for the same period in 2017.  Total net sales increased 30% on a pro forma basis year over year compared to pro forma total net sales of $11.3 million in first quarter 2017.

Net sales for the Breast Products segment totaled $8.5 million in the first quarter 2018, a 14% increase compared to $7.5 million for first quarter 2017, driven primarily by the continued strong performance of the Company’s breast tissue expanders and record sales of our BIOCORNEUM® scar management product.

Net sales for the miraDry segment totaled $6.1 million in the first quarter 2018.  There were no sales on a GAAP basis in the first quarter 2017 and there were $3.8 million on a pro forma basis.  On a pro forma basis this represents a 61% increase for the miraDry segment.

Gross profit for the first quarter of 2018 was $8.6 million, or 58% of sales, compared to gross profit of $5.2 million, or 69% of sales, for the same period in 2017.  The decrease in gross margin was primarily due to the inclusion of miraDry and the higher mix of capital and international sales which carry a lower gross margin than Breast Products.

Operating expenses for the first quarter of 2018 were $27.5 million, an increase of $10.9 million or 66%, compared to operating expenses of $16.6 million for the same period in 2017.  Operating expenses in the first quarter 2018 were driven higher primarily by the inclusion of miraDry and the significant investment in its sales and marketing teams.

Net loss for the first quarter of 2018 was ($19.4) million, or ($0.99) per share, compared to a net loss of ($11.4) million, or ($0.61) per share, for the same period in 2017.

On a non-GAAP basis, the Company reported adjusted EBITDA loss of $(15.4) million for the first quarter 2018, compared to a loss of $(9.3) million for the first quarter 2017. The year over year increase can be mainly attributed to the inclusion of miraDry.

Net cash and cash equivalents as of March 31, 2018 were $16.1 million compared to $26.6 million at the end of the fourth quarter 2017. Cash and cash equivalents as of March 31, 2018 do not include total net proceeds of approximately $108 million from the Company’s recently completed follow-on common stock offering nor does the figure include $10.0 million of cash from the drawdown of the Company’s remaining tranche of term debt under its credit facility with MidCap Financial Services and Silicon Valley Bank following FDA PMA supplement approval.

Additional information on the Company’s financial results can be found in Sientra’s Supplemental Financial and Operational Information schedule by visiting the Investor Relations section of Sientra’s website at www.sientra.com.

Conference Call

Sientra will hold a conference call on Wednesday, May 9, 2017 at 1:30 p.m. PT/4:30 p.m. ET to discuss the results.

The dial-in numbers are (844) 464-3933 for domestic callers and (765) 507-2612 for international callers. The conference ID is 6447955.  A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com.

A replay of the call will be available starting on May 9, 2018 at 4:30 p.m. PT/7:30 p.m. ET, through May 16, 2018 at 8:59 p.m. PT/11:59 p.m. ET.  To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and use the replay conference ID 6447955.  The webcast will be available on the Investor Relations section of the Company’s website for 30 days following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company committed to making a difference in patients’ lives by enhancing their body image, growing their self-esteem and restoring their confidence. The Company was founded to provide greater choice to board-certified plastic surgeons and patients in need of medical aesthetics products. The Company has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company sells its OPUS™ brand of breast implants and breast tissue expanders exclusively to board-certified and board-admissible plastic surgeons and tailors its customer service offerings to their specific needs.  The Company also offers a range of other aesthetic and specialty products including BIOCORNEUM®, the professional choice in scar management, and miraDry®, the only FDA-cleared device to reduce underarm sweat, odor and permanently reduce hair of all colors.

Forward- looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding  the Company’s expected net sales for the quarter ended, and its net cash and cash equivalents as of, March 31, 2018, the Company’s ability to regain share in the U.S. breast implant market, the Company’s ability to meet customer demand, the expected growth of the Company’s current customer base and acquisition of new customers, the Company’s ability to deliver value and become a world class, diversified aesthetics organization, and the Company’s ability to finance its near and long-term strategic growth initiatives. Such statements are subject to risks and uncertainties, including the dependence on conclusion of review procedures for the quarter ended March 31, 2018 by the Company’s independent auditors, positive reaction from plastic surgeons and their patients to Sientra’s breast products, risks associated with contracting with any third-party manufacturer and supplier, including uncertainties that such parties will be able to meet consumer demand, that the integration of recently acquired product lines will not achieve the anticipated benefits, and the ability to obtain additional capital on acceptable terms.  Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s Annual Report on Form 10-K for the year ended December 31, 2017.  All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement.

Investor Contacts:

Patrick F. Williams

Sientra, Chief Financial Officer
(619) 675-1047

patrick.williams@sientra.com

Tram Bui / Brian Johnston

The Ruth Group

(646) 536-7035 / (646) 536-7028

IR@sientra.com

Sientra, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net sales	$14,676	$7,489
Cost of goods sold	6,097	2,322
Gross profit	8,579	5,167
Operating expenses:
Sales and marketing	15,256	6,955
Research and development	2,751	3,194
General and administrative	9,499	6,436
Total operating expenses	27,506	16,585
Loss from operations	(18,927)	(11,418)
Other income (expense), net:
Interest income	40	22
Interest expense	(655)	(9)
Other income (expense), net	119	8
Total other income (expense), net	(496)	21
Loss before income taxes	(19,423)	(11,397)
Income taxes	-	25
Net loss	$(19,423)	$(11,422)
Basic and diluted net loss per share attributable to common stockholders	$(0.99)	$(0.61)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	19,613,417	18,772,965

*The 3 months ended March 31, 2018 includes the results of miraDry, acquired on 7/25/17

Sientra, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$16,059	$26,588
Accounts receivable, net	12,072	6,569
Inventories, net	21,829	20,896
Prepaid expenses and other current assets	2,374	1,512
Total current assets	52,334	55,565
Property and equipment, net	4,934	4,763
Goodwill	12,507	12,507
Other intangible assets, net	18,223	18,803
Other assets	719	575
Total assets	$88,717	$92,213
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$5,256	$24,639
Accounts payable	10,487	5,811
Accrued and other current liabilities	16,535	13,474
Legal settlement payable	1,000	1,000
Customer deposits	5,431	5,423
Refund liability	4,400	—
Total current liabilities	43,109	50,347
Long-term debt	22,735	—
Deferred and contingent consideration	11,338	12,597
Warranty reserve and other long-term liabilities	1,692	1,646
Total liabilities	78,874	64,590
Stockholders’ equity:
Total stockholders’ equity	9,843	27,623
Total liabilities and stockholders’ equity	$88,717	$92,213

Sientra, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(19,423)	$(11,422)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	880	570
Provision for doubtful accounts	233	8
Provision for warranties	183	57
Provision for inventory	199	107
Amortization of acquired inventory step-up	59	201
Change in fair value of warrants	(121)	(9)
Change in fair value of deferred and contingent consideration	621	64
Change in deferred revenue	(99)	—
Amortization of debt discount and issuance costs	51	—
Non-cash interest expense	—	8
Stock-based compensation expense	2,548	1,360
Deferred income taxes	—	25
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,735)	365
Inventories	(1,191)	977
Prepaid expenses, other current assets and other assets	(1,009)	(1,420)
Insurance recovery receivable	(10)	9,301
Accounts payable	4,684	(856)
Accrued and other liabilities	948	3,040
Legal settlement payable	—	(10,900)
Customer deposits	8	335
Refund liability	4,400	—
Net cash used in operating activities	(12,774)	(8,189)
Cash flows from investing activities:
Purchase of property and equipment	(142)	(952)
Net cash used in investing activities	(142)	(952)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	752
Proceeds from issuance of common stock under ESPP	391	324
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(1,296)	(390)
Gross borrowings under the Revolving Line of Credit	9,033	—
Payment on the Revolving Line of Credit	(5,735)	—
Deferred financing costs	(6)	—
Net cash provided by financing activities	2,387	686
Net decrease in cash and cash equivalents	(10,529)	(8,455)
Cash and cash equivalents at:
Beginning of period	26,588	67,212
End of period	$16,059	$58,757

Supplemental disclosure of cash flow information:
Interest paid	$586	$—
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable and accrued liabilities	1,530	214
Fair Value of warrants to be issued	—	88

*The 3 months ended March 31, 2018 includes the results of miraDry, acquired on 7/25/17

Sientra, Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended
	March 31,
Dollars, in thousands	2018	2017
Net loss, as reported	$(19,423)	$(11,422)
Adjustments to net loss:
Interest (income) expense and other, net	496	(21)
Provision for income taxes	-	25
Depreciation and amortization - COGS	148	203
Depreciation and amortization - G&A	610	460
Depreciation and amortization - S&M	33	38
Depreciation and amortization - R&D	148	70
Stock-based compensation	2,548	1,360
Total adjustments to net loss	3,983	2,135
Adjusted EBITDA	$(15,440)	$(9,287)

	Three Months Ended
	March 31,
As a Percentage of Revenue**	2018	2017
Net loss, as reported	(132.3%)	(152.5%)
Adjustments to net loss:
Interest (income) expense and other, net	3.4%	(0.3%)
Provision for income taxes	0.0%	0.3%
Depreciation and amortization - COGS	1.0%	2.7%
Depreciation and amortization - G&A	4.2%	6.1%
Depreciation and amortization - S&M	0.2%	0.5%
Depreciation and amortization - R&D	1.0%	0.9%
Stock-based compensation	17.4%	18.2%
Total adjustments to net loss	27.1%	28.5%
Adjusted EBITDA	(105.2%)	(124.0%)

*The 3 months ended March 31, 2018 includes the results of miraDry, acquired on 7/25/17

** Adjustments may not add to the total figure due to rounding

Sientra, Inc.

Non-GAAP Pro Forma Net Sales

(Unaudited)

	Three Months Ended
	March 31,
Dollars, in thousands	2018	2017
Net sales - pro forma	$14,676	$11,304